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                                                                                                               Exhibit 21
                     ESCALADE, INCORPORATED AND SUBSIDIARIES

                    LIST OF SUBSIDIARIES AT DECEMBER 25, 1999


                                              STATE OF OTHER           PERCENT OF VOTING
                                             JURISDICTION OF            SECURITIES OWNED
                    PARENT                    INCORPORATION                BY PARENT
---------------------------------------------------------------------------------------------

Escalade, Incorporated                           Indiana

Subsidiaries
   Indian Industries, Inc. (1)                   Indiana                      100%
   Martin Yale Industries, Inc. (1)              Indiana                      100%
   Harvard Sports, Inc. (1)                     California                    100%
   Master Products Manufacturing
     Company, Inc. (1)                          California                    100%


(1) Each subsidiary company so designated has been included in Consolidated Financial Statements for all periods following its acquisition. See Notes to Consolidated Financial Statements.


                                      S-4

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